                            ASSET PURCHASE AGREEMENT

                                   DATED AS OF

                               SEPTEMBER 26, 2000

                                      AMONG

                                3COM CORPORATION,

                         MANUFACTURERS' SERVICES LIMITED

                                       AND

             MANUFACTURERS' SERVICES SALT LAKE CITY OPERATIONS, INC.

                        RELATING TO THE PURCHASE AND SALE

                                       OF

                         3COM CORPORATION'S MT. PROSPECT

                            MANUFACTURING OPERATIONS

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated as of September 26, 2000, is among 3COM CORPORATION, a Delaware corporation ("SELLER"), MANUFACTURERS' SERVICES LIMITED, a Delaware corporation ("PARENT") and MANUFACTURERS' SERVICES SALT LAKE CITY OPERATIONS, INC., a Delaware corporation ("PURCHASER").

                              W I T N E S S E T H :

         WHEREAS, Seller is the owner and operator of an engineering, manufacturing, assembly and distribution operation located at 1800 West Central Road, Mt. Prospect, Illinois (the "FACILITY");

         WHEREAS, Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Acquired Assets and the Acquired Operations (each as defined below), upon the terms and conditions set forth herein; and

         WHEREAS, Seller has invited Purchaser to perform, and Purchaser has performed, certain due diligence and business investigations with respect to the Facility, and the parties intend that the sale of the Acquired Assets and the Acquired Operations be without representation or warranty by Seller, express or implied, except as specifically set forth herein and in the Ancillary Agreements (as defined herein) and the instruments delivered pursuant hereto and thereto.

         NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.1. DEFINITIONS.

         (a) The following terms, as used herein, have the following meanings:

         "ACQUIRED ASSETS" means all of Seller's right, title and interest in the following, as they may exist on the Closing Date:

               (i) all of Seller's machinery, equipment, tooling, dies, jigs, spare parts and supplies located at the Facility and being used for or necessary to the Acquired Operations but specifically excluding, (x) the Real Property (other than the assets identified on SCHEDULE 1.1A that could be considered fixtures) which are, (y) the Cabinet Integration activity and the equipment specifically related thereto, and (z) the ICT Test tooling, jigs and functional test equipment;

               (ii) all of Seller's raw materials, work in process, supplies, parts, packaging materials and accessories, other than the Excluded Inventory, being used for or necessary to the Acquired Operations located at the Facility (the "INVENTORY");

               (iii) all of Seller's other tangible assets located at the Facility and being used for or necessary to the Acquired Operations, including, without limitation, (w) production assets, test equipment and other items set forth on SCHEDULE 1.1A, (x) computer hardware, conference room furniture and office equipment, furniture and cubicles, (y) computer equipment used for or necessary to run the stand alone SAP system (such equipment having an approximate value of $800,000) as set forth on SCHEDULE 1.1A and (z) production equipment included in the so-called "CIP" accounts (such equipment having an approximate value of $1,800,000) as set forth on SCHEDULE 1.1A, but excluding the Cabinet Integration equipment and the ICT test jigs and tooling and functional test equipment (all of such items, together with those items set forth in subsection (i) above being the "FIXED ASSETS");

               (iv) all of Seller's interest in governmental permits, licenses, registrations, orders and approvals, and warranties and guaranties by third parties, in each case solely related to the Acquired Operations, to the extent such permits, licenses, registrations, orders, approvals, warranties and guaranties are separately transferable to Purchaser, it being understood that
SCHEDULE 4.8 indicates those permits, licenses, registrations, orders, approvals, warranties and guaranties which are not transferable to Purchaser;

               (v) all rights of Seller under the Assumed Contracts;

               (vi) all rights of the Seller in and to the Intellectual Property (other than the Intellectual Property that is the subject of the Intellectual Property License Agreement) used or necessary in connection with the Acquired Operations to the extent transferable to Purchaser, as listed in SCHEDULE 1.1B to the Seller Disclosure Schedule; and

               (vii) all rights of Seller in and to the Intellectual Property embedded in, or acquired in connection with and specifically related only to the Acquired Assets, to the extent transferable.

                  Notwithstanding anything in clauses (i) through (vii) above, the Excluded Assets listed on SCHEDULE 1.1C to this Agreement shall not be considered Acquired Assets.

         "ACQUIRED OPERATIONS" means the test and process engineering, manufacturing, assembly and distribution operations conducted at the Facility purchased pursuant to this Agreement, including the Acquired Assets and the Assumed Liabilities.

         "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, "control" when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such

Person, whether through the ownership of voting securities, by contract or otherwise; the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "ANCILLARY AGREEMENTS" means the Real Property Lease Agreement, the Escrow Agreement, the Intellectual Property License Agreement, the Transition Services Agreement, the Supply Agreement, the Distribution Services Agreement, the RMA Services Agreement, the general assignment and bill of sale referred to in Section 3.1(b), the assumption agreement referred to in Section 3.1(c), and each other document or agreement delivered by Seller or Purchaser in connection with this Agreement.

         "ASSUMED CONTRACTS" means those contracts, agreements, leases, commitments and sales and purchase orders of Seller relating to the Acquired Operations listed on SCHEDULE 1.1D to this Agreement.

         "ASSUMED LIABILITIES" means those debts, obligations, contracts and liabilities of Seller of related to or arising out of the conduct of the Acquired Operations listed on SCHEDULE 1.1E to this Agreement, in each case to the extent not paid, discharged or cancelled prior to the Closing.

         "CABINET INTEGRATION" means the service, including engineering and assembly, provided to Seller's customers that provides a solution for their remote access needs, which usually includes an assembled, configured and tested Point of Presence remote access system that can be integrated with the customer's networking operating center or central office and generally includes a 3Com Total Control chassis with pre-printed circuit board and Operating Software, routers and switches, vendor supplied cabinets, wiring harnesses, patch panels, power systems, fuse panels and interconnect gear.

         "CLOSING DATE" means the date of the Closing.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

         "DISTRIBUTION SERVICES AGREEMENT" means the distribution services agreement in the form attached hereto as EXHIBIT A.

         "ENVIRONMENTAL LAWS" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA") and the Resource Conservation and Recovery Act of 1976, ("RCRA"), each as amended, together with all other laws, rules, regulations, orders, directives, judgments and ordinances that concern pollution or protection of the environment or public health and safety, including laws relating to the emissions, discharges, releases or threatened releases of pollutants, contaminants or Hazardous Substances into ambient air, surface water, ground water or lands, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or chemical, industrial, Hazardous Substances or wastes.

         "ESCROW AGREEMENT" means the escrow agreement in the form and substance satisfactory to Purchaser and Seller.

         "EXCLUDED ASSETS" means those assets listed on SCHEDULE 1.1C to this Agreement.

         "EXCLUDED INVENTORY" means raw materials and work in process for which, as of the Closing Date, the forecast use is in excess of 90 days, that constitute, as of the Closing Date "Obsolete Materials," as defined in the Supply Agreement, or that is known to be damaged or defective.

          "EXCLUDED LIABILITIES" means any liability or obligation of Seller or the Acquired Operations other than the Assumed Liabilities, including, without limitation, (i) any liability of Seller arising out of any Seller Benefit Plan,
(ii) any liability of Seller for Taxes, including, without limitation, those incurred in connection with the Acquired Operations, except as expressly provided in Section 8.6, (iii) any liability or obligation under Environmental Laws arising out of or related to the ownership or operation of the Acquired Assets, the Acquired Operations, the Real Property or the Facility prior to the Closing (collectively, "Pre-existing Environmental Liability of Seller", and
(iv) any other liability of Seller, that is not listed on SCHEDULE 1.1E to this Agreement.

         "FUTURE ENVIRONMENTAL LIABILITY OF PURCHASER" means costs, claims, liabilities, losses, fines, penalties, sanctions, demands, damages and expenses, including reasonable attorneys' fees, court costs, and the costs of investigation, cleanup and remediation, arising out of Purchaser, Parent or their Affiliates (or their agents', employees', contractors' or invitees') generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Substances on or about the Real Property on and after the Closing Date or the operation of the Acquired Assets on and after the Closing Date.

         "FUTURE ENVIRONMENTAL LIABILITY OF SELLER" means costs, claims, liabilities, losses, fines, penalties, sanctions, demands, damages and expenses, including reasonable attorneys' fees, court costs, and the costs of investigation, cleanup and remediation, arising out of (a) Seller's or any of its Affiliates (or their agents', employees', contractors' or invitees') generation, handling, placement, discharge, release, storage, disposal, or use of Hazardous Substances on or about the Real Property whether before or after the Closing Date or (b) any Hazardous Substance contamination present in, on, about, under or adjacent to (including the air above and the ground and groundwater below) the Real Property or the Facility as of the Closing Date.

         "HAZARDOUS SUBSTANCE" means (i) any substance designated, defined or listed as a "hazardous substance" under Section 101(14) of CERCLA or its state or local law analog, and any regulations adopted pursuant thereto; (ii) any substance designated or listed as a "hazardous substance" under Sections 307 or 311 of the Clean Water Act or its state or local law analog, and any regulations adopted pursuant thereto; (iii) any substance defined, designated or listed as a "hazardous waste" under Section 1004(5) of the RCRA or its state or local law analog, and any regulations adopted pursuant thereto, (iv) asbestos or asbestos containing material, whether or not in a friable state, or (v) any other substance that is regulated by or may give rise to an obligation or liability under any Environmental Law.

         "HRS ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "INTELLECTUAL PROPERTY" means any or all of the following and all rights used in or necessary to the operation of the Acquired Operations, whether owned by, licensed to or otherwise used by Seller, in, arising out of, or associated therewith: (i) all United States patents and utility models and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation embodying or evidencing any of the foregoing; (iii) all United States copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto; (iv) all mask works, mask work registrations and applications therefor in the United States;
(v) all industrial designs and any registrations and applications therefor in the United States; (vi) all United States trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith; (vii) all databases and data collections and all rights therein; and (viii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded.

         "INTELLECTUAL PROPERTY LICENSE AGREEMENT" means the license agreement in the form attached hereto as EXHIBIT C.

         "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or other encumbrance, or restriction on transfer in respect of such property or asset.

         "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "OTHER EMPLOYEE" means an employee of Seller with respect to the Acquired Operations who is on inactive status and who is on a leave of absence from the Acquired Operations either as a result of a medical disability or a personal leave granted by Seller.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PURCHASER DISCLOSURE SCHEDULES" means the Schedules delivered by the Purchaser to the Seller in connection with this Agreement.

         "PURCHASER MATERIAL ADVERSE EFFECT" means a material adverse effect on
(x) the business, liabilities, assets or condition (financial or otherwise) of either Parent or Purchaser, except any such effect resulting from or arising in connection with changes in economic, regulatory or political conditions, or (y) Purchaser's or Parent's ability to consummate the transactions contemplated hereby, including Purchaser's or Parent's ability to obtain financing necessary to consummate such transactions, or Purchaser's ability to satisfy its obligations under the Supply Agreements, whether or not resulting from or arising in connection with changes in economic, regulatory or political conditions.

         "PURCHASE PRICE ADJUSTMENT" means any adjustment to the Purchase Consideration provided for in Section 2.6(c).

         "REAL PROPERTY" means the real property and premises on which the Facility is located.

         "REAL PROPERTY LEASE AGREEMENT" means the real estate lease agreement in the form attached hereto as EXHIBIT D.

         "REQUIRED CONSENTS" means, collectively, the Seller Required Consents and the Purchaser Required Consents.

         "RMA SERVICES AGREEMENT" means the RMA services agreement in the form attached hereto as Exhibit E.

         "SEC" means the Securities and Exchange Commission or any successor agency.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SELLER DISCLOSURE SCHEDULES" means the Schedules delivered by the Seller to the Purchaser in connection with this Agreement.

         "SELLER MATERIAL ADVERSE EFFECT" means a material adverse effect on (x) the business, liabilities, assets or condition (financial or otherwise) of the Acquired Operations, taken as whole, or the ability of the Acquired Operations to be operated after the Closing, except any such effect resulting from or arising in connection with changes in economic, regulatory or political conditions or (y) Seller's ability to consummate the transactions contemplated hereby, including Seller's ability to satisfy its obligations under the Supply Agreement, whether or not resulting from or arising in connection with changes in economic, regulatory or political conditions.

         "SUPPLY AGREEMENT" means the supply agreement in the form attached hereto as EXHIBIT F.

         "TRANSACTION AGREEMENTS" means this Agreement and the Ancillary Agreements.

         "TRANSITION SERVICES AGREEMENT" means the transition services agreement in the form attached hereto as EXHIBIT G.

         "WARN ACT" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

         (b) Each of the following terms is defined in the Section set forth opposite such term:


                  TERM                                                   SECTION
                  Balance Sheet Date                                     5.6(a)
                  Blackout Period                                        11.3
                  CERCLA                                                 1.1(a)
                  Claim                                                  11.3(a)
                  Closing                                                3.1
                  Closing Fixed Asset Net Book Value                     2.6(a)
                  Closing Inventory Value                                2.6(a)
                  Closing Statement                                      2.6(a)
                  Confidential Information                               6.2(b)
                  Damages                                                10.2(a)
                  Difference                                             2.6(c)
                  Documents                                              10.1
                  Effective Date                                         11.2(a)
                  Environmental Reports                                  4.17(d)
                  Exchange Act                                           11.2(a)
                  Facility                                               Recitals
                  Final Prospectus                                       11.5(a)
                  Financial Statements                                   5.6(a)
                  Fixed Asset                                            1.1(a)
                  Fixed Asset Difference                                 2.6(c)
                  Fixed Asset Purchase Price                             2.4
                  Indemnified Party                                      11.3
                  Indemnifying Party                                     11.3
                  Initial Cash Purchase Price                            2.4
                  Initial Purchase Price                                 2.4
                  Inventory                                              1.1(a)
                  Inventory Purchase Price                               2.4
                  Licensed Intellectual Property                         1.2
                  Monthly Sale Limit                                     11.2(c)
                  Mt. Prospect Employee                                  8.5(a)
                  Nondisclosure Agreement                                6.2
                  Parent                                                 Preamble
                  Permits                                                4.8
                  Permitted Liens                                        4.10(a)
                  Potential Contributor                                  10.5
                  Prepaid Expenses                                       2.6(a)
                  Properties                                             4.10
                  Price Allocation                                       8.6(b)


                  TERM                                                   SECTION

                  PTO Liability                                          8.5(g)
                  Purchaser                                              Preamble
                  Purchase Consideration                                 2.4
                  Purchaser Required Consents                            5.5
                  Quarterly Sale Limit                                   11.2(c)
                  RCRA                                                   1.1(a)
                  Registrable Securities                                 11.1
                  Registration Statement                                 11.2(a)
                  Securities Act                                         11.2(a)
                  Securities Indemnified Party                           11.5(b)
                  Securities Indemnifying Party                          11.5(b)
                  Seller                                                 Preamble
                  Seller Benefit Plan                                    4.7(g)
                  Seller's paid time off plan                            8.5(g)
                  Seller Required Consents                               4.5
                  Share Number                                           11.2(c)
                  Shares                                                 2.4
                  Suppliers                                              4.19
                  Tax                                                    4.11
                  Third Party Claim                                      10.3(b)
                  US GAAP                                                5.6(a)

         (c) As used herein, (i) the word "including" shall be deemed to mean "including without limitation"; and (ii) the words "law" or "laws" shall be deemed to refer to any United States federal, state or local statute, law, standard, ordinance, regulation, rule, license, permit, approval, order, judgment or award of any court or governmental authority.


                                   ARTICLE II
                    PURCHASE AND SALE OF ACQUIRED OPERATIONS

         SECTION 2.1. PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, at the Closing, Purchaser agrees to purchase from Seller, and Seller agrees to sell, convey, transfer, assign and deliver to Purchaser, the Acquired Assets, free and clear of all Liens, other than Permitted Liens.

         SECTION 2.2. EXCLUDED ASSETS. Purchaser expressly understands and agrees that the Excluded Assets shall be excluded from the Acquired Assets.

         SECTION 2.3. ASSUMED LIABILITIES. Upon the terms and subject to the conditions of this Agreement and effective at the time of the Closing, Purchaser shall unconditionally assume and agree to pay, satisfy and discharge when due in accordance with their terms, and Purchaser shall fully and forever hold Seller and its Affiliates harmless against, any and all Assumed Liabilities in accordance with Section 10.2(b). Seller expressly understands and agrees that Purchaser will not assume any of the Excluded Liabilities, and Seller shall fully and forever hold Purchaser and its Affiliates harmless against, any and all Excluded Liabilities in accordance with Section 10.2(a).

         SECTION 2.4. PURCHASE CONSIDERATION. The purchase consideration for the Acquired Assets (the "PURCHASE CONSIDERATION") consists of $96,500,000 (the "INITIAL PURCHASE PRICE") plus the Assumed Liabilities, subject to Purchase Price Adjustments as set forth in Section 2.6. Sixty-eight Million Dollars of the Purchase Consideration shall be deemed to be for the Inventory (the "INVENTORY PURCHASE PRICE"), and $13,500,000 of the Purchase Consideration shall be deemed to be for Fixed Assets (the "FIXED ASSET PURCHASE PRICE"). The Initial Purchase Price shall be comprised of the following:

                  (i) 1,551,220 shares of Common Stock of the Parent (the "SHARES"); and

                  (ii) cash equal to $59,193,159 (the "INITIAL CASH PURCHASE PRICE").

         The Initial Purchase Price shall be paid subject to and as provided in
Section 3.1(a).

         SECTION 2.5. ASSIGNMENT OF CONTRACTS AND RIGHTS. Notwithstanding any other provision of this Agreement or the Ancillary Agreements, this Agreement shall not constitute an agreement to assign any agreement or any right thereunder if an attempted assignment, without the consent of a third party, would constitute a breach or in any way adversely affect the rights of Purchaser or Seller thereunder. Prior to the Closing, Seller shall use commercially reasonable efforts to obtain such consents of third parties. If any such consent is not obtained prior to the Closing, (i) Seller and Purchaser will cooperate and use commercially reasonable efforts to obtain such consent, (ii) the costs and expenses incurred by Purchaser or Seller in connection with obtaining such consent shall be paid by Seller and (iii) pending such consent Seller shall use commercially reasonable efforts to provide such reasonable and lawful arrangements designed to provide to Purchaser the benefits of such agreement or right, and once such consent is obtained Seller shall assign such agreement or right to Purchaser for no additional consideration.

         SECTION 2.6. ADJUSTMENT TO PURCHASE CONSIDERATION.

         (a) Within 60 days after the Closing Date, Seller shall, at its expense, prepare and deliver, or cause to be prepared and delivered, to Purchaser a statement prepared consistent with Seller's internal accounting policies and procedures, including those employed in the financial reports referred to in Section 4.18. (the "CLOSING STATEMENT") (including calculations and any applicable supporting reports or information) setting forth:

                  (i) the book value of the Inventory as of the Closing Date (the "CLOSING INVENTORY VALUE"),

                  (ii) as of the Closing Date, the amount of expenses prepaid by Seller, if any, for any period after the Closing in respect of the Acquired Assets and identified to Purchaser's reasonable satisfaction, including, without limitation, those items included on SCHEDULE 2.6 (the "PREPAID EXPENSES"),

                  (iii) the amount of the PTO Liability (as defined below) as of the Closing Date, and

                  (iv) the net book value of the Fixed Assets , provided that in no event shall such amount exceed $14,000,000 (the "CLOSING FIXED ASSET NET BOOK VALUE").

Purchaser shall reasonably cooperate with Seller in Seller's preparation of the Closing Statement. Seller shall reasonably cooperate with Purchaser in Purchaser's review of the Closing Statement.

         (b) In the event that Purchaser disagrees with the Closing Statement, Purchaser shall, at its own expense, review or cause to be reviewed Seller's proposed adjustments to the Purchase Price Adjustments set forth on the Closing Statement. Such review shall be completed within 30 days after Purchaser's receipt of the Closing Statement. Any dispute (and only those items in dispute) concerning the Closing Statement that cannot be resolved by the parties within 15 days after Seller's receipt of Purchaser's proposed adjustments to the Purchase Price Adjustments set forth on the Closing Statement will be submitted no later than 30 days after such receipt to an independent accounting firm mutually selected by Purchaser and Seller, and the determination of such firm shall be final and binding on the parties. The fees and expenses of such third party independent accounting firm shall be borne by the party whose proposed net Purchase Price Adjustment varies more than the other party's proposed net Purchase Price Adjustment from the net Purchase Price Adjustment determined by such third party independent accounting firm, provided that if the proposed net Purchase Price Adjustments of both parties vary by less than $100,000 or by the same amount from the final net Purchase Price Adjustment, then the fees and expenses of such independent accounting firm shall be shared equally by the parties.

         (c) Upon final determination of the amounts described in Section 2.6(a) pursuant to Section 2.6(b):

                  (i) if the amount equal to the Inventory Purchase Price minus the Closing Inventory Value (the "DIFFERENCE") is a positive number, then Seller shall pay the Difference to Purchaser.

                  (ii) if the Difference is a negative number, then Purchaser shall pay the absolute value of the Difference to Seller.

                  (iii) Purchaser shall pay the amount of the Prepaid Expenses to Seller.

                  (iv) Seller shall pay the amount of the PTO Liability to the Purchaser.

                  (v) if the amount equal to the Fixed Asset Purchase Price minus the Closing Fixed Asset Net Book Value (the "FIXED ASSET DIFFERENCE") is a positive number, then Seller shall pay the Fixed Asset Difference to Purchaser.

                  (vi) if the Fixed Asset Difference is a negative number, then Purchaser shall pay the absolute value of the Fixed Asset Difference to Seller.

         (d) Purchase Price Adjustments due to and from Seller and Purchaser pursuant to Section 2.6(c), shall be netted prior to payment and such netted Purchase Price Adjustment shall be deemed to be an adjustment to the Purchase Consideration. Any payment payable by Purchaser under this Section 2.6 shall be made promptly in immediately available funds; provided however, in no case shall Purchaser be required to pay an amount under Section 2.6(c)(ii) prior to the date that is ninety days after the date of the Closing. Any payment payable by Seller under this Section 2.6 shall be made promptly by Seller delivering to Purchaser the number of Shares that are equal in value to the amount of such payment, with each Share being valued at $24.05.


                                  ARTICLE III
                                     CLOSING

         SECTION 3.1. CLOSING. The closing (the "CLOSING") of the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, on September 30, 2000 or at such other time or place as Seller and Purchaser may agree, but in no event later than the last day of any fiscal month period of Seller in which all of the conditions set forth in Article IX have been satisfied. At the Closing:

         (a) (i) the Initial Cash Purchase Price shall be paid to Seller in immediately available funds and (ii) a certificate representing the Shares shall be delivered to Seller;

         (b) Seller shall assign and transfer to Purchaser all Acquired Assets by delivery of a general assignment and bill of sale in the form attached hereto as EXHIBIT H, duly executed by Seller;

         (c) Purchaser shall assume from Seller the due payment, performance and discharge of the Assumed Liabilities in accordance with the terms of this Agreement by delivery of an assumption agreement in the form attached hereto as
EXHIBIT I, duly executed by Seller and Purchaser; and

         (d) Seller and Purchaser shall also deliver the certificates and other contracts, documents and instruments required to be delivered under Article IX, including the Ancillary Agreements.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that:

         SECTION 4.1. CORPORATE EXISTENCE AND POWER. (a) Seller is a corporation duly incorporated, and validly existing under the laws of the State of Delaware.
(b) Seller is in good standing under the laws of the State of Delaware.

         SECTION 4.2. CORPORATE AUTHORIZATION. Seller has the requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Agreements to which it is a party, and performance by Seller of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of Seller. This Agreement constitutes, and the Ancillary Agreements to which it is a party, when executed and delivered by Seller, will constitute, valid and legally binding obligations of Seller, enforceable against the Seller in accordance with their respective terms, except
(i) as may be limited by (x) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (y) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

         SECTION 4.3. GOVERNMENTAL AUTHORIZATION. Except as set forth on
SCHEDULE 4.3 to the Seller Disclosure Schedule, no consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Seller is required in connection with the consummation of the transactions contemplated by this Agreement, except compliance with any applicable requirements of the HSR Act. All of the above have been obtained as of the date of this Agreement except as disclosed on SCHEDULE 4.3 to the Seller Disclosure Schedule.

         SECTION 4.4. NONCONTRAVENTION. Except as set forth on SCHEDULE 4.4 to the Seller Disclosure Schedule, the execution, delivery and performance by Seller of each Transaction Agreement to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate the Certificate of Incorporation or Bylaws of Seller, (ii) assuming compliance with the governmental matters referred to in Section 4.3, violate in any respect any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming the obtaining of all Required Consents, conflict with or constitute a breach or default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Seller or to a loss of any benefit to which Seller is entitled under any provision of any material agreement or other instrument binding upon Seller (or to which Purchaser would be entitled under an Assumed Contract), or (iv) result in the creation or imposition of any Lien on any Acquired Asset except for any Permitted Liens, except, in the case of clauses (ii) and (iii), individually and in the aggregate, as would not reasonably be expected to have a Seller Material Adverse Effect.

         SECTION 4.5. REQUIRED CONSENTS. SCHEDULE 4.5 to the Seller Disclosure Schedule sets forth each agreement or other instrument binding upon Seller requiring a consent or other action by any Person (the "SELLER REQUIRED CONSENTS") as a result of the execution, delivery and performance of this Agreement, except such consents or actions as would not, individually or in the aggregate, have a Seller Material Adverse Effect if not received or taken by the Closing. All of such Seller Required Consents have been obtained as of the date of this Agreement except as disclosed on SCHEDULE 4.5 to the Seller Disclosure Schedule.

         SECTION 4.6. ABSENCE OF CERTAIN CHANGES. Except as disclosed in
SCHEDULE 4.6 to the Seller Disclosure Schedule, the Acquired Operations has been conducted in the ordinary course consistent with past practices by Seller since May 31, 2000 and there has not been:

         (a) any damage, destruction or loss, whether or not covered by insurance, with respect to the Acquired Assets, except for such occurrences that have not resulted, and are not expected to result, either individually or in the aggregate, in a Seller Material Adverse Effect;

         (b) any acquisition by Seller relating to assets or business that is material to the Acquired Operations, other than in the ordinary course of business, consistent with past practices or as contemplated by this Agreement;

         (c) any sale, lease, assignment or disposition by Seller relating to assets or business material to the Acquired Operations, other than in the ordinary course of business, consistent with past practices or as contemplated by this Agreement;

         (d) any (i) employment, deferred compensation, severance, retirement or other similar agreement or arrangement entered into with any Mt. Prospect Employee or Other Employee (or any amendment to any such existing agreement or arrangement) in so far as it relates to the Acquired Operations, (ii) grant of any severance or termination pay to any Mt. Prospect Employee or Other Employee of Seller in so far as it relates to the Acquired Operations or (iii) change in compensation or other benefits payable to any director, officer or employee of Seller in so far as it relates to the Acquired Operations pursuant to any Seller Benefit Plan, thereof, in each case other than in the ordinary course of business and consistent with past practices as expressly contemplated by this Agreement; and

         (e) any other event or condition of any character that has resulted, or could reasonably be expected to result, either individually or collectively, in a Seller Material Adverse Effect.

         SECTION 4.7. MATERIAL CONTRACTS. Except for the contracts disclosed in
SCHEDULE 4.7 to the Seller Disclosure Schedule, with respect to the Acquired Operations, Seller is not a party to or bound by:

         (a) any material mortgages, indentures, security agreements or other agreements and instruments relating to the borrowing of money, the extension of credit or the granting of liens or encumbrances (other than liens in connections with the leases listed on SCHEDULE 4.7, to the Seller Disclosure Schedule;

         (b) employment and consulting agreements;

         (c) union or other collective bargaining agreements;

         (d) any material licenses of patents, trade secrets, know-how, trademark, copyrights and other Intellectual Property;

         (e) agreements, orders or commitments for the purchase of services, raw materials, or supplies, or purchase of finished products from or to any one Person the performance of which will extend over a period of more than one year, result in a material loss to the Acquired Operations or involve consideration in an amount in excess of $100,000;

         (f) contracts or options relating to the sale by Seller of any asset of the Acquired Operations, other than sales of inventory in the ordinary course of business; or

         (g) bonus, profit-sharing, sabbatical, compensation, retention, stock option, pension, retirement, deferred compensation, accrued vacation pay, group insurance, welfare agreements or other plans, agreements, trusts or arrangements for the benefit of employees (each, a "SELLER BENEFIT PLAN").

         Seller has delivered to Purchaser a complete and correct copy of each Assumed Contract, as amended to date. Except as disclosed in SCHEDULE 4.7 to the Seller Disclosure Schedule, with respect to each such Assumed Contract, to Seller's knowledge: (i) the agreement is legal, valid, binding, enforceable, and in full force and effect; (ii) subject to the Seller obtaining the necessary consents disclosed in SCHEDULE 4.5 to the Seller Disclosure Schedule, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above); (iii) neither the Seller nor any other party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (iv) no party has repudiated any provision of the agreement.


         SECTION 4.8. LICENSES AND PERMITS. SCHEDULE 4.8 to the Seller Disclosure Schedule correctly describes each license, franchise, permit, certificate, approval or other similar authorization of Seller that is material to the Acquired Operations (the "PERMITS") together with the name of the government agency or entity issuing such Permit. Except as set forth on SCHEDULE
4.8 to the Seller Disclosure Schedule, (i) the Permits are valid and in full force and effect, (ii) Seller is not in default, and no condition exists that with notice or lapse of time or both would constitute a default, under any Permit, (iii) none of the Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated hereby and (iv) upon consummation of such transactions, Purchaser will acquire all of the right, title and interest in all the Permits except for those that are not transferable in accordance with their terms (as disclosed in SCHEDULE 4.8 to the Seller Disclosure Schedule) or those that are the subject of the Intellectual Property License Agreement.

         SECTION 4.9. LITIGATION. Except as set forth on SCHEDULE 4.9, there is no action, suit, investigation or proceeding pending against, or to the knowledge of Seller, threatened against or affecting, Seller or any of Seller's properties, in each case solely to the extent relating to the Acquired Operations, before any court or arbitrator or any governmental body, agency or official, which is reasonably likely to have a Seller Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement nor, to the knowledge of the Seller, is there any past or present fact, occurrence, action or omission that could reasonably be expected to form the basis for any such action, claim, suit, proceeding or investigation that could reasonably be expected to result in a Seller Material Adverse Effect. There are no judgments, orders, decrees, citations, fines or penalties heretofore assessed against the Seller affecting the Acquired Assets or Assumed Liabilities that could reasonably be expected to have a Seller Material Adverse Effect.

         SECTION 4.10. PROPERTIES.

         (a) Seller has good title to or a valid and subsisting leasehold interest in all personal property and assets included in the Acquired Assets. None of such property or assets is subject to any Lien, except:

                  (i) Liens disclosed on SCHEDULE 4.10(A) to the Seller Disclosure Schedule;

                  (ii) Liens for taxes, assessments and similar charges that are not yet due or are being contested in good faith, which shall be the responsibility of Seller and not Purchaser;

                  (iii) mechanic's, materialman's and similar charges that are not yet due or are being contested in good faith, which shall be the responsibility of Seller and not Purchaser; or

                  (iv) Liens arising or incurred in the ordinary course of business that constitute purchase money security interests, which shall be the responsibility of Seller and not Purchaser.

         The Liens described in paragraphs (i)-(iv) of this Section 4.10(a) are, collectively, the "PERMITTED LIENS."

         (b) SCHEDULE 4.10(B) to the Seller Disclosure Schedule lists all facts presently known to Seller that could reasonably be expected to have a material adverse effect on the operation of the Acquired Operations. Purchaser acknowledges that, except as specifically provided herein and in the Ancillary Agreements, (i) Purchaser is acquiring the Acquired Assets and the Acquired Operations AS IS, and (ii) SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND OR AS TO ANY MATTER, INCLUDING AS TO THE MERCHANTABILITY OF ANY OF THE

ACQUIRED ASSETS, THEIR FITNESS FOR A PARTICULAR PURPOSE OR THEIR CONDITION, OR ANY NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

         (c) The Acquired Assets (when taken together with the Intellectual Property licensed under the Intellectual Property License Agreement and the other rights granted under the Ancillary Agreements) and any third-party intellectual property reasonably necessary to conduct the Acquired Operations constitute the assets, properties and rights reasonably necessary to conduct the Acquired Operations as conducted on the date hereof.

         SECTION 4.11. TAXES. Seller has in all material respects (a) timely filed all returns of any kind that specifically relates to the Acquired Operations (rather than Seller's business generally) for all U.S. federal, state or local, income, payroll, withholding, VAT, excise, sales, use, customs duties, personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock and franchise or other tax (all the foregoing taxes, including interest and penalties thereon and including estimated taxes, being hereinafter collectively called "TAXES" and individually a "TAX"), (b) paid all Taxes which are due pursuant to such returns and (c) paid all other Taxes for which a notice of assessment or demand for payment has been received.

         SECTION 4.12. INTELLECTUAL PROPERTY.

         (a) SCHEDULE 4.12 to the Seller Disclosure Schedule includes a correct list of all material Intellectual Property used or necessary for the operation of the Acquired Operations.

         (b) Except as set forth on SCHEDULE 4.12 to the Seller Disclosure Schedule, to Seller's knowledge, neither the manufacture, sale, use of any products now or heretofore manufactured or sold by Seller nor the operation of the Acquired Operations infringes (nor has any claim been made on Seller that any such action infringes) the patents or other Intellectual Property rights of others.

         (c) With respect to the portion of the Intellectual Property that is not owned by Seller ("LICENSED INTELLECTUAL PROPERTY"), to Seller's knowledge, Seller owns or possesses adequate licenses or other rights at reasonable market costs to use the same as necessary to conduct the Acquired Operations as now conducted. Except as set forth on SCHEDULE 4.12 to the Seller Disclosure Schedule, there is no agreement to which Seller is a party or to which Seller is legally bound and no restriction or Liens, materially and adversely affecting the use by Seller and, after the Closing with respect to the Intellectual Property being transferred under this Agreement or the Ancillary Agreements, the use by Purchaser, of any of the Licensed Intellectual Property.

         (d) Except as disclosed in SCHEDULE 4.12 to the Seller Disclosure Schedule, (i) each item of Intellectual Property listed therein as being transferable will be transferred or otherwise available to Purchaser on or after the Closing and (ii) there is no pending or, to the knowledge of Seller, threatened litigation or other legal action with respect to any of the Intellectual Property, and no order, holding, decision or judgment has been rendered by any Authority, and no agreement, consent or stipulation exists to which, in any such event, Seller is a party or of which Seller has knowledge, which would prevent Seller, or after the Closing with respect to the Intellectual Property being transferred under this Agreement or the Ancillary Agreements, Purchaser, from using any material portion of the Intellectual Property.

         (e) Except as disclosed in SCHEDULE 4.12 to the Seller Disclosure Schedule, the operation of the Acquired Operations by Purchaser will not result in Purchaser being required either (i) to pay any material royalties, other payments or consideration, or (ii) to grant any right, to any third parties, either directly or indirectly or through Seller, with respect to the Intellectual Property rights of such third parties.

         SECTION 4.13. LABOR ISSUES. No work stoppage or labor strike involving the Acquired Operations has occurred since October 1, 1997 or is pending, or to the knowledge of Seller, threatened or reasonably anticipated. Except as disclosed in SCHEDULE 4.13 to the Seller Disclosure Schedule, Seller is not involved in, nor has Seller been threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Mt. Prospect Employee or Other Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, could, individually or in the aggregate, reasonably be expected to result in a Seller Material Adverse Effect. Seller has not engaged in any unfair labor practices involving the Acquired Operations which could, individually or in the aggregate, directly or indirectly, reasonably be expected to result in a Seller Material Adverse Effect. Seller is not presently, nor has it in the past, been a party to, or bound by, any collective bargaining agreement negotiated with its Mt. Prospect Employees or Other Employees and no collective bargaining agreement is being negotiated by Seller. To the knowledge of Marie Taylor, Director of Human Resources Mt. Prospects Operations, there has been no organizational effort made or threatened, either currently or within the past three years, by or on behalf of any labor union with respect to the Mt. Prospect Employees or Other Employees.

         SECTION 4.14. EMPLOYEES. SCHEDULE 4.14A to the Seller Disclosure
Schedule identifies each Mt. Prospect Employee and sets forth each such Mt. Prospect Employee's current title, years of service, current annual compensation and accruals for paid time off (including vacation), under benefit plans and the like. SCHEDULE 4.14B to the Seller Disclosure Schedule identifies each Other Employee and sets forth each such Other Employee's title, years of service, annual compensation and accruals for paid time off (including vacation), under benefit plans and the like prior to the commencement of his or her disability or other absence from active employment.

         SECTION 4.15. FINDERS' FEES. None of Seller and its Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, investment bank, financial advisor or other agent with respect to the transactions contemplated by this Agreement for which Purchaser could become liable or obligated.

         SECTION 4.16. COMPLIANCE WITH LAWS. Except as disclosed on SCHEDULE
4.16 to the Seller Disclosure Schedule, Seller is not in default or violation of any law, except where such violation or default has not and could not be reasonably expected to have a Seller Material Adverse Effect.

         SECTION 4.17. ENVIRONMENTAL MATTERS. Except as set forth in SCHEDULE
4.17 to the Seller Disclosure Schedule, to the knowledge of Seller, (which knowledge, for the purposes of this Section 4.17 only, shall be deemed to mean the actual knowledge, of Jeffrey Bretta, Site Services Operations Manager of the Facility for Seller):

                  (a) No action, suit, proceeding, hearing, investigation, charge, complaint, demand or notice has been filed or convened against Seller with respect to the Acquired Operations or the Real Property, alleging any failure to comply with any liability or obligation under any Environmental Laws which has not heretofore been cured or for which there is any remaining liability or required action;

                  (b) Seller has not received any written notice of violation or other written notification from any federal, state or local governmental authority or any third party alleging that the Acquired Operations or the Real Property is in violation of any Environmental Laws or requesting information with respect to the Acquired Operations or the Real Property pursuant to any Environmental Law which violation has not heretofore been cured or for which there is any remaining liability;

                  (c) Seller is not, with respect to the Acquired Operations or the Real Property, the subject of any administrative or judicial proceedings or investigations pursuant to any Environmental Laws;

                  (d) Seller has made available to Purchaser true, accurate and complete copies of all material environmental reports including all sampling data in Seller's possession relating to contamination present at the Real Property, site assessments and audits relating to Environmental Laws which Seller has prepared, has caused to be prepared, or has otherwise received with respect to the Acquired Operations or the Real Property ("ENVIRONMENTAL REPORTS");

                  (e) The documents listed on SCHEDULE 4.17, copies of which have been provided to Lessee, constitute all of the material Environmental Reports for the Real Property in Lessor's possession or control; and

                  (f) Except as set forth in the Environmental Reports, the soil and groundwater of the Real Property does not contain any Hazardous Substance that, under any Environmental Laws currently in effect: (i) imposes or reasonably could be expected to impose on any Person liability for removal, remediation, or other cleanup, or damage to natural resources, or (ii) reasonably could be expected to result in the imposition of an encumbrance, lien, restriction, mortgage or other similar security interest on the Real Property or any Acquired Asset.

         SECTION 4.18. QUARTERLY REPORTS. Seller has furnished to Purchaser true and correct copies of its financial reports consisting of a Total Manufacturing report, Cost of Goods Sold report, Inventory Trends report and Capacity Utilization report, a Budget Summary, a Staffing Summary, a Period Cost Analysis and a Variance Analysis, in each case related to the Acquired Operations, for Seller's fiscal quarter ended August 2000, which such reports present fairly the financial information with respect to the Acquired Operations as of the dates set forth therein, and were prepared on a basis consistent with Seller's internal accounting policies and procedures. Nothing herein shall be deemed a representation or a warranty that any projections contained in such reports will, in fact, be achieved.

         SECTION 4.19. SUPPLIERS. SCHEDULE 4.19 to the Seller Disclosure Schedule sets forth a true, correct and complete list of the names and addresses of each of the suppliers of the Acquired Operations (the "SUPPLIERS"). Except as disclosed in SCHEDULE 4.19 to the Seller Disclosure Schedule, to the knowledge of Joan Skinner, Director of Materials, Mt. Prospect Operations, Seller, within the last one hundred eighty (180) days none of the Suppliers has (A) terminated its supply relationship with Seller, or notified Seller of its intention, or otherwise threatened, to terminate its supply relationship with Seller or (B) materially altered its supply relationship with Seller, or notified Seller of its intention, or otherwise threatened, to alter materially the terms of its supply relationship with Seller (in each case, without regard to any change in pricing terms).

         SECTION 4.20. INVESTMENT REPRESENTATION. Seller is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing the same; and, except as contemplated by this Agreement and the Ancillary Agreement, Seller has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.


                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT

         Each of Purchaser and Parent represents and warrants to Seller that:

         SECTION 5.1. CORPORATE EXISTENCE AND POWER. (a) Parent is a corporation duly incorporated and validly existing under the laws of Delaware and Purchaser is a corporation duly incorporated and validly existing under the laws of Delaware. (b) Each of Parent and Purchaser are in good standing under the laws of Delaware.

         SECTION 5.2. CORPORATE AUTHORIZATION. Each of Purchaser and Parent has the requisite corporate power and authority to enter into this Agreement and the other Transaction Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Agreements to which it is a party, and performance by Purchaser or Parent, as the case may be, of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action on the part of Purchaser or Parent, as the case may be. This Agreement constitutes, and the Ancillary Agreements to which it is a party, when executed and delivered by Purchaser or Parent, as the case may be, will constitute, valid and legally binding obligations of such Person, enforceable against it in accordance with their respective terms, except (i) as may be limited by (x) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (y) the effect of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

         SECTION 5.3. GOVERNMENTAL AUTHORIZATION. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of Purchaser or Parent is required in connection with the consummation of the transactions contemplated by this Agreement, except compliance with any applicable requirements of the HSR Act. All such qualifications and filings will have been made or be effective on the Closing.

         SECTION 5.4. NONCONTRAVENTION. The execution, delivery and performance by Purchaser and Parent of each Transaction Agreement to which it is a party and the consummation of the transactions contemplated thereby do not and will not
(i) violate the Certificate of Incorporation, in the case of Parent, or the Articles of Incorporation, in the case of Purchaser, or Bylaws of Parent or Purchaser, (ii) assuming compliance with the governmental matters referred to in
Section 5.3, violate in any material respect any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) assuming compliance with all Required Consents, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Purchaser or Parent or to a loss of any benefit to which Purchaser or Parent is entitled under any provision of any material agreement or other instrument binding upon Purchaser or Parent, or (iv) except as disclosed in SCHEDULE 5.4 to the Purchaser Disclosure Schedule, result in the creation or imposition of any Lien on any of the assets of Purchaser or Parent, except, in the case of clauses
(ii) and (iii), individually and in the aggregate, as would not have a Purchaser Material Adverse Effect.

         SECTION 5.5. REQUIRED CONSENTS. SCHEDULE 5.5 to the Purchaser Disclosure Schedule sets forth each material agreement or other instrument binding upon Purchaser or Parent requiring a consent or other action by any Person (the "PURCHASER REQUIRED CONSENTS") as a result of the execution, delivery and performance of this Agreement.

         SECTION 5.6. Financial Statements

         (a) Parent has furnished or made available to Seller copies of Parent's audited financial statements, consisting of its balance sheet as of December 31, 1999 and audited statements of income, cash flows and stockholders' equity for the fiscal year then ended, and unaudited financial statements consisting of its balance sheet as of June 30, 2000 (the "BALANCE SHEET DATE"), and unaudited statements of income, cash flows and stockholders' equity for the six month period then ended (collectively, the "FINANCIAL STATEMENTS"). The audited and unaudited financial statements of Parent included in the Financial Statements fairly present, in conformity with United States generally accepted accounting principles ("US GAAP") applied on a consistent basis (except as may be indicated in such financial statements or the notes thereto), the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

         (b) Since the Balance Sheet Date, the business and operations of each of Parent and Purchaser have been conducted in the ordinary course of business consistent with past practice, and there has not been:

                  (i) any damage, destruction or loss, not covered by insurance, except for such occurrences that have not resulted, and are not reasonably expected to result, in a Purchaser Material Adverse Effect;

                  (ii) any Purchaser Material Adverse Effect with respect to Purchaser's manufacturing operations;

                  (iii) any change by Purchaser or Parent in its accounting principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in US GAAP; and

                  (iv) any other event or condition of any character, except for such events and conditions that have not resulted, either individually or collectively, in a Purchaser Material Adverse Effect.

         SECTION 5.7. LITIGATION. There is no action, suit, investigation or proceeding pending against, or to the knowledge of Purchaser or Parent threatened against or affecting Purchaser or Parent or any of their properties or assets before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

         SECTION 5.8. FINDERS' FEES. None of Purchaser or Parent and their Affiliates has any liability or obligation to pay any fees or commissions to any broker, finder, investment bank, financial advisor or other agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

         SECTION 5.9. WARN ACT. Purchaser is not currently planning or contemplating any actions and has not made any decisions concerning the Facility which actions would occur on or before the date that is 91 days after the Closing and which would require the service of notice under the WARN Act, and has not taken any actions concerning the Facility which actions would require the service of notice under the WARN Act.

         SECTION 5.10. SHARES. The 1,551,220 shares issued to Seller pursuant to
Section 2.4 shall be approximately equal to 4.9% (but in any case less than 5.0%) of the issued and outstanding capital stock of the Parent. Upon their issuance, the shares will be duly authorized, validly issued, fully paid and non-assessable. Assuming the accuracy of Seller's representations in Section 4.20, the offer and sale of the Shares will comply with or be exempt from all applicable federal and state securities laws.

                                   ARTICLE VI
     COVENANTS OF SELLER WITH RESPECT TO ACQUIRED OPERATIONS AND THE SHARES

         Seller agrees that:

         SECTION 6.1. CONDUCT OF THE ACQUIRED OPERATIONS. From the date hereof until the Closing Date:

         (a) Seller will carry on the Acquired Operations in the ordinary and normal course or in substantially the same manner as heretofore, except to the extent Seller reasonably believes necessary or prudent in contemplation of the transfer of the Acquired Operations pursuant to this Agreement upon the advanced written consent of Parent (which consent will not be unreasonably withheld), and except as otherwise expressly provided herein.

         (b) Seller will maintain and keep the Facility and the equipment of or related to the Acquired Operations in all material respects in as good repair, working order and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty covered by insurance in accordance with past practices.

         (c) Seller will keep in full force and effect insurance and bonds comparable in amount and scope of coverage to what is now covering the Acquired Operations and all assets related thereto.

         (d) Except for the Real Property Lease Agreement, Seller shall not execute any new lease, license, or other agreement materially and adversely affecting the ownership or operation of the Real Property, if such lease, license or other agreement will be binding on Purchaser or the Real Property after Closing, without Purchaser's prior written approval.

         SECTION 6.2. ACCESS TO INFORMATION, CONFIDENTIALITY.

         (a) From the date hereof until the Closing Date, subject to the provisions of the Mutual Nondisclosure Agreement dated July 11, 2000, as amended, among Seller, Purchaser and Parent (the "NONDISCLOSURE AGREEMENT"), Seller will (i) give Purchaser and Parent, their counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of the Acquired Operations and to the books and records of Seller relating to the Acquired Operations, (ii) furnish, for the Acquired Operations, to Purchaser and Parent, their counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Acquired Operations as such Persons may reasonably request and (iii) instruct its employees, counsel and financial advisors, to cooperate with Purchaser and Parent in their investigation of the Acquired Operations. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Acquired Operations. Notwithstanding the foregoing, neither Purchaser nor Parent shall have access to (A) confidential information that relates to Seller as a whole that is not related to the

Acquired Operations, (B) personnel records relating to the Acquired Operations relating to individual performance or evaluation records, medical histories or other information which in Seller's good faith opinion is sensitive or the disclosure of which could subject Seller to risk of liability, unless the applicable Mt. Prospect Employee consents in writing and Seller reasonably believes such consent will negate such risk of liability, (C) any information or materials required to be kept confidential pursuant to agreements with third parties or by law, or (D) any privileged attorney-client communications or attorney-work product. In addition, on and after the Closing Date, Seller shall permit Purchaser to have access to the items referred to in clause (B) above, but subject to the conditions specified in clause (B).

         (b) Following the Closing, Purchaser shall have the right to use "Confidential Information" (as defined in the Nondisclosure Agreement) located at the Facility concerning the Acquired Operations and disclose it to third parties that have signed an agreement not to disclose such Confidential Information and that have a need to know such Confidential Information, as is reasonably necessary to conduct the operation of the Acquired Operations. Following the Closing, Seller shall not disclose Purchaser's Confidential Information specific to Purchaser's operation of the Acquired Operations, and Purchaser shall not disclose Seller's Confidential Information specific to Seller's operation of the Acquired Operations except as described in the first sentence of this Section 6.2(b).

         SECTION 6.3. NOTICES OF CERTAIN EVENTS. Seller shall promptly notify Purchaser of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any government or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, investigations or proceedings commenced relating to the Acquired Operations that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.9; and

         (d) any written notice or communication from any Mt. Prospect Employee or Other Employee to any of Seller's directors at the facility that such employee will terminate his or her employment with Seller prior to the Closing Date.

         SECTION 6.4. MT. PROSPECT EMPLOYEES. Seller covenants and agrees that
(a) without Purchaser's prior consent, it shall not increase the salary payable to any Mt. Prospect Employee or Other Employee and (b) as of the Closing Date, the only employees of the Acquired Operations shall be the Mt. Prospect Employees or Other Employees. Seller hereby waives, effective on and after the Closing Date, any breach that would result under any agreement made by any Mt. Prospect Employee or Other Employee in favor of Seller not to compete with Seller, its business activities or otherwise, solely insofar as such breach arises by virtue of such Mt. Prospect Employee's or Other

Employee's employment by Purchaser at the Facility after the Closing Date. Seller agrees that promptly after the Closing (and at least once per month for the next two months thereafter) it shall cause its supply chain human resources organization to be notified that Seller is not to solicit any Mt. Prospect Employee or Other Employee for employment at any other location of Seller for a period of one year after the Closing Date. Seller agrees that (i) until one year after the Closing Date, Seller shall not solicit for employment any individual whose name appears on a list to be agreed upon by Purchaser and Seller (provided that solicitations to the general public and solicitations directed to 3Com employees shall not be subject to this restriction) if at such time such individual is employed by Purchaser and (ii) Seller shall not hire or extend an offer to any such listed employee if at such time such individual is employed by Purchaser.

         SECTION 6.5. NO SOLICITATION. From and after the date of this Agreement until the earlier of the Closing Date and termination of this Agreement pursuant to its terms, Seller agrees that Seller will not, and will cause its affiliates, directors, officers, employees, representatives and agents not to, directly or indirectly, solicit or initiate or enter into or continue discussions or transactions with, or encourage, or provide information to, any Person (other than Purchaser and its designees) concerning any sale or other disposition of the Facility or the Acquired Assets or any other interests of or in the Facility, and Seller represents that neither it or its Affiliates is party to or bound by any agreement with respect to any such transaction other than as contemplated by this Agreement.

         SECTION 6.6. SAP. Seller shall use commercially reasonable efforts to implement a separate enterprise resource planning application, including a separate instance of SAP (systems, applications and products), for the Acquired Operations on or before the Closing Date or such other date as the parties mutually agree, and if not completed by such date and the transactions contemplated hereunder have nevertheless been consummated, then Seller shall use its reasonable best efforts to cause such implementation as soon thereafter as possible. Such SAP shall not include Aristo for manifests and carrier management, nor Taxware, used for calculating and updating state taxes. Seller shall use commercially reasonable efforts to enable Purchaser to share or use Seller's SAP, Informix and Tibco licenses during the term of the Transition Services Agreement.

         SECTION 6.7. THIRD PARTY LICENSES. From and after the date of this Agreement, Seller shall work in good faith with Purchaser in assisting Purchaser to identify ways to reduce the cost to Purchaser relating to Purchaser's procurement of third party software and licenses used by Seller in connection with the operation of the Acquired Operations but not transferred or licensed hereunder because such software or license was not an Acquired Asset or because the consent of a third party is required (but has not been obtained) for such transfer.

         SECTION 6.8. REQUIREMENTS FOR TRANSFER. Seller covenants and agrees that it shall not sell or otherwise transfer any of the Shares unless either (i) the Shares first shall have been registered under the Securities Act (including pursuant to Article XI hereof) or (ii) Parent first shall have been furnished with evidence reasonably satisfactory to Parent (which may include an opinion of legal counsel) to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Seller acknowledges and agrees that any certificates evidencing the Shares shall bear a legend to such effect and that Purchaser shall instruct its transfer agent not to process any transfers that are not in compliance with this Section 6.8.

         SECTION 6.8. ASSET LIST. Within 60 days after the Closing Date, Seller shall deliver to Purchaser a list of Fixed Assets in substantially the same format as those schedules prepared Pursuant to Section 1.1.


                                  ARTICLE VII
                        COVENANTS OF PURCHASER AND PARENT

         Each of Purchaser and Parent agrees that:

         SECTION 7.1. ACCESS TO INFORMATION; CONFIDENTIALITY.

         (a) Subject to the provisions of the Nondisclosure Agreement, each of Purchaser and Parent will, with respect to the Acquired Operations, on and after the Closing Date, afford to Seller and its counsel, financial advisors, auditors and other authorized representatives reasonable access to its properties, books, records, employees and auditors to the extent necessary to permit Seller to comply with legal or regulatory requirements (including tax return filing obligations) and perform financial reporting or audit obligations relating to any period ending on or before the Closing Date; provided that any such access by Seller shall not unreasonably interfere with the conduct of the business of Purchaser or Parent.

         (b) Purchaser agrees that it will establish reasonable procedures with the goal that none of the Mt. Prospect Employees or Other Employees will use, and that each of them will destroy, any information concerning Seller but not related to the Acquired Operations that would have been considered confidential under the terms of the Nondisclosure Agreement if such Person had been an employee of Purchaser at the time such Person acquired such information.

         SECTION 7.2. NOTICES OF CERTAIN EVENTS. Purchaser shall promptly notify Seller of:

         (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

         (b) any notice or other communication from any government or regulatory agency or authority in connection with the transactions contemplated by this Agreement;

         (c) any actions, suits, claims, investigations or proceedings commenced relating to Purchaser, Parent or the Acquired Operations that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 5.7; and

         (d) any written notice or communication from any Mt. Prospect Employee or Other Employee that such employee will terminate his or her employment with Seller prior to the Closing Date.

         SECTION 7.3. NO SOLICITATION. From and after the date of this Agreement until the earlier of the Closing Date or termination of this Agreement pursuant to its terms, each of Purchaser and Parent agrees that except to the extent that doing so will not materially impair the ability of Parent and Purchaser to consummate the transactions contemplated by this Agreement or otherwise materially delay the Closing, it will not, and will cause its affiliates, directors, officers, employees, representatives and agents not to, directly or indirectly, solicit or initiate or enter into or continue discussions or transactions with, or encourage, or provide information to, any Person (other than Seller and its designees) concerning the acquisition by Purchaser or Parent of any manufacturing or assembly facility in the United States, and each of Purchaser and Parent represents that neither it nor its Affiliates are parties to or bound by any agreement with respect to any such transaction other than as contemplated by this Agreement.

         SECTION 7.4. INTELLECTUAL PROPERTY. Purchaser acknowledges that it shall be responsible for procuring and paying for third party software and licenses useful or necessary in operating the Acquired Operations to the extent that such software and licenses are not included in the Acquired Assets or licensed by Purchaser pursuant to the Intellectual Property License Agreement. To the extent any Licensed Intellectual Property used or necessary in connection with the Acquired Operations is not or cannot be transferred or licensed to Purchaser as provided in this Agreement or the Ancillary Agreements and Purchaser uses, sells, reproduces, displays, performs, distributes or otherwise exploits such Intellectual Property, Purchaser, shall indemnify and hold harmless Seller from any liability in connection with such use.


                                  ARTICLE VIII
                        COVENANTS OF SELLER AND PURCHASER

         Seller and Purchaser agree that:

         SECTION 8.1. COMMERCIALLY REASONABLE EFFORTS; FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Seller and Purchaser will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Seller and Purchaser agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement. Following the Closing, Seller and Purchaser agree to cooperate and use their commercially reasonable efforts to enable a smooth and complete transfer of the Acquired Operations as of the Closing Date as contemplated hereunder. Such cooperation includes Purchaser's agreement to promptly pay invoices received by Seller with respect to goods ordered by Seller prior to the Closing

Date in the ordinary course of business for delivery to the Facility following the Closing Date, without duplication of any purchase price adjustment pursuant to Section 2.6. In the event that Purchaser identifies Intellectual Property owned by Seller and used or necessary for the operation of the Acquired Operations as operated as of the Closing Date that has not been licensed to Purchaser under the Intellectual Property License Agreement, then Seller agrees to amend the Intellectual Property License Agreement to include the license of such Intellectual Property to Purchaser thereunder. In addition, in the event that Purchaser identifies an asset, other than intellectual property, necessary to operate the Acquired Operations as operated as of the Closing Date that is not included in the Acquired Assets transferred to the Purchaser at the Closing, Seller shall transfer any such assets to Purchaser at the net book value of such assets, subject to the limitations set forth in Section 2.6(a)(iv) relating to the Fixed Assets. In addition, to the extent that Purchaser identifies (i) a service or maintenance contract that covers one or more items of the Fixed Assets but no other assets of Seller or any of Seller's subsidiaries, or (ii) a service contract relating solely to the Acquired Operations, but no other operations of the Seller or any of Seller's subsidiaries and such contract is transferable by Seller to Purchaser at no cost to Seller, then Seller shall take commercially reasonable efforts to cause such contract to be assigned to Purchaser.

         SECTION 8.2. CERTAIN FILINGS. Seller and Purchaser shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement, including pursuant to the HSR Act and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers. Seller and Purchaser will promptly supply to each other copies of all correspondence, filings or communications by such party with any governmental agency or member of its staff, with respect to any transactions contemplated by this Agreement and any related or contemplated or inconsistent transaction, except for documents filed pursuant to Item 4(c) of the HSR Act.

         SECTION 8.3. PUBLIC ANNOUNCEMENTS. The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby prior to the Closing Date and, except as may be required by applicable law will not issue any such press release or make any such public statement prior to such consultation. The parties agree that the initial press releases to be issued by the parties with respect to the transactions contemplated by this Agreement shall be in a form reasonably acceptable to the other party.

         SECTION 8.4. REQUIRED NOTICES AND CONSENTS. As of the Closing Date, Seller will have given any notices to third parties that are required to be given in connection with the transfer to Purchaser of any material Acquired Assets, and Seller and Purchaser shall use their commercially reasonable efforts to obtain the Required Consents prior to the Closing. Following the Closing, Purchaser shall cooperate with Seller in connection with Seller's obtaining any Seller Required Consents.

         SECTION 8.5. FACILITY PERSONNEL.

         (a) Purchaser shall offer employment (which may be employment at will) to those employees of the Facility listed on SCHEDULE 4.14A to the Seller Disclosure Schedule who are employees of Seller and actively at work as of the Closing Date (the "MT. PROSPECT EMPLOYEES"), with initial base salaries (including shift differential) at least as favorable to each Mt. Prospect Employee as existing on the Closing Date with respect to his or her employment by Seller, provided, however, that those employees of the Facility listed on
SCHEDULE 8.5C shall have base salaries as of October 1, 2000 as shown on such Schedule. The employees identified on SCHEDULE 8.5A shall remain employees of Seller until such time as all required visas are transferred to Purchaser and from the Closing Date until the time such transfer is complete, Purchaser shall reimburse Seller for all of the out-of-pocket costs to Seller for continuing to employ such individuals (including salary and pro-rata benefits expenses). As of Closing Date, Purchaser shall offer employment (which may be employment at will) at the Facility to each Other Employee, such employment to commence at the time such Other Employee returns from leave (regardless of when such return may occur), with initial base salary (including shift differential) at least as favorable to such Other Employee as existing on the Closing Date with respect to his or her employment by Seller. Each Mt. Prospect Employee and each Other Employee shall be given benefits at least as favorable as other employees of Purchaser holding comparable positions or performing comparable tasks. Moreover, Purchaser shall allow each of the employees identified on SCHEDULE 8.5B three weeks of paid leave which shall be in addition to any vacation time to which such employee would otherwise be entitled; provided, that such employees only shall be entitled to such paid leave if employed by Purchaser one year after the Closing Date and provided, further, that Seller shall reimburse Purchaser an amount equal to such three weeks of salary for each employee, to be paid at the time and to the extent the employee uses the paid leave. An Other Employee shall not be treated as an employee of Purchaser prior to the date he or she is hired by Purchaser in accordance with the preceding sentence upon his or her return from leave. Purchaser shall not be liable for any payments to or benefits for an Other Employee preceding such date of hire. From and after the Closing, Purchaser shall have complete discretion to extend to the Mt. Prospect Employees and Other Employees such employee benefits, if any, as it determines, subject only to this Agreement.

         (b) At the Closing, each Mt. Prospect Employee shall cease to be covered under the Seller Benefit Plans and, thereafter while employed by Purchaser, instead shall be covered under Purchaser's employee benefit plans. Seller and Purchaser agree that Seller shall provide or cause to be provided to each Mt. Prospect Employee all notices required to be provided under applicable law or the provisions of any of the Seller Benefit Plans in connection with the termination of his or her employment with Seller or the termination of his or her participation in Seller's Benefit Plans, except to the extent applicable law requires such notice to be provided by Purchaser. Seller agrees to use commercially reasonable efforts to assist Purchaser in the transition of the Mt. Prospect Employees to coverage under Purchaser's employee benefit plans (including, at Purchaser's request, allowing Purchaser to hold, on a commercially reasonable basis, an information meeting and employee benefit plan open enrollment meetings with the Mt. Prospect Employees on Seller's premises prior to the Closing Date).

         (c) Purchaser shall credit each Mt. Prospect Employee with all service with Seller prior to the Closing Date and with all amounts paid to each such employee prior to the Closing Date to the extent that service or pay is relevant under any employee benefit plan of Purchaser for purposes of determining eligibility to participate, vesting and level of benefits under Purchaser's severance plan.

         (d) Following the Closing Date, (i) Purchaser shall indemnify Seller against any such liability that Seller might or does incur under the WARN Act as a result of any actions by Purchaser with respect to the Mt. Prospect Employees, and (ii) Seller shall indemnify Purchaser for any liability that Purchaser might or does incur as a result of any claim with respect to the Seller Benefit Plans or any of them.

         (e) Commencing on the date of this Agreement, Seller and Purchaser agree to cooperate fully with respect to the employment-related actions which are necessary or reasonably desirable to accomplish the transactions contemplated pursuant to this Agreement, including the provision of records and information as each may reasonably request (including job titles, short and long-term disability coverage, life insurance coverage, operator certification and workers' compensation records and information) and the making of all appropriate filings under the applicable law.

         (f) With respect to Mt. Prospect Employees and Other Employees who are required to be furnished a Form W-2 for the calendar year in which the Closing Date occurs, Purchaser and Seller agree to follow the "standard procedure" set forth in Revenue Procedure 96-60 with respect to discharging their respective income and employment tax withholding and reporting obligations with respect to such employees.

         (g) As promptly as practicable after the Closing Date, Seller shall pay to the Mt. Prospect Employees all salary, overtime and other remuneration and reimbursements for expenses earned, accrued and/or payable for all periods up to the Closing Date in a manner consistent with Seller's usual policies for terminated employees. Notwithstanding the foregoing, the parties hereto acknowledge that Purchaser currently intends to establish for the benefit of the Mt. Prospect Employees (and for any Other Employees hired by Purchaser) a paid time off plan or policy similar to Seller's paid time off plan or policy ("SELLER'S PAID TIME OFF PLAN") and that in lieu of payments by Seller to the Mt. Prospect Employees of their accrued time off (through the Closing) under Seller's paid time off plan and of any other accruals on Seller's books for liabilities to Mt. Prospect Employees under any benefit plans, which liabilities remain unpaid to such employees as of the Closing Date (collectively, the "PTO LIABILITY"), Purchaser shall assume the PTO Liability with respect to such Mt. Prospect Employees.

         (h) Both prior to and following the Closing Date, each party shall reasonably cooperate (at its own expense) with the other party to obtain such information as may be necessary or appropriate to satisfy the requirements of this Section 8.5 and otherwise comply with applicable law.

         SECTION 8.6. TAXES.

         (a) The parties agree that the transfer of the Acquired Operations and the Acquired Assets pursuant to this Agreement is intended to be an "occasional sale" pursuant to Illinois Reg. Section 130.110 or a "bulk sale" pursuant to Illinois Reg. Section 130.1701, which is exempt from Illinois State or local sales tax. Each party agrees to take such actions and make such filings as the other party may request in furtherance of such intention. If, contrary to the parties' intent, the transfer of the Acquired Operations and the Acquired Assets pursuant to this Agreement is determined to be subject to Illinois State or local sales taxes, all payments required with respect to the total amount of such taxes shall be divided equally between Purchaser and Seller.

         (b) The parties hereto agree to allocate the Purchase Consideration (plus all consideration attributable to the portion of the Assumed Liabilities which are treated as purchase price for federal income tax purposes) to each Acquired Asset in accordance with the applicable provisions of Section 1060 of the Code (such election and allocation being referred to herein as the "PRICE ALLOCATION"). Accordingly, each party hereto shall adopt and utilize such Price Allocation for purposes of all Tax Returns filed by them and shall not voluntarily take any position inconsistent with the foregoing in connection with any examination of any Tax Return, any refund claim, any litigation proceeding or otherwise. In the event that the foregoing is disputed by any taxing authority, the party receiving notice of the dispute shall promptly notify the other parties hereto of such dispute and the parties hereto shall consult with each other concerning resolution of the dispute. Each party agrees to timely file Internal Revenue Service Form 8594 reflecting the Price Allocation with its applicable federal Tax Return for the taxable year that includes the Closing Date.

         (c) Seller will be responsible for and make all payments required with respect to, and will indemnify Purchaser from and against, any liabilities of Seller for unpaid Taxes (with respect to the Acquired Operations or the ownership of the Acquired Assets) for the periods ending on or prior to the Closing Date.

         SECTION 8.7. ILLINOIS EXEMPTION CERTIFICATE. Seller shall file and deliver to Purchaser within 10 days of the Closing, a completed and executed Illinois Exemption Certificate, which shall apply for treatment of the transactions contemplated hereby as a bulk sale exempt from Illinois State and local taxes.

         SECTION 8.8. LOCK-UP LETTER. Concurrently with the Closing and the delivery of the Shares pursuant to Section 3.1(a)(ii), Seller shall execute and deliver to Purchaser the underwriters' lock up letter referred to in Section 9.3(j).


                                   ARTICLE IX
                              CONDITIONS TO CLOSING

         SECTION 9.1. CONDITIONS TO OBLIGATIONS OF SELLER AND PURCHASER. The obligations of Seller and Purchaser to consummate the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities are subject to the satisfaction or waiver in a writing (which waiver shall not be considered a waiver of any other provision of this Agreement unless it specifically so states) of the following conditions:

         (a) any applicable waiting period under the HSR Act relating to the sale and purchase of the Acquired Assets shall have expired or been terminated; and

         (b) no provision of any applicable law or regulation and no judgement, injunction, order or decree shall prohibit the consummation of the Closing.

         SECTION 9.2. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Seller to consummate the Closing is subject to the satisfaction or waiver in a writing (which waiver shall not be considered a waiver of any other provision of this Agreement unless it specifically so states) of the following further conditions:

         (a) The Real Property Lease Agreement, the Escrow Agreement, the Intellectual Property License Agreement, the Transition Services Agreement, the Supply Agreement, the Distribution Services Agreement and the RMA Services Agreement, each in the form attached hereto, and each of the other Ancillary Agreements, shall have been executed and delivered by the parties thereto (other than Seller), shall be in full force and effect and all transactions thereunder contemplated to have been consummated on the Closing Date shall have been consummated, or shall be in a position to be consummated concurrently with the Closing;

         (b) (i) Purchaser shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date, (ii) the representations and warranties of Purchaser contained in this Agreement and in any certificate or other writing delivered by Purchaser pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, (iii) since June 30, 2000, there shall have been no material adverse effect on (x) the business, liabilities, assets or condition (financial or otherwise) of either Parent or Purchaser, taken as a whole, except any such effect resulting from or arising in connection with changes in regulatory or political conditions, or (y) Purchaser's or Parent's ability to consummate the transactions contemplated hereby, including Purchaser's or Parent's ability to obtain financing necessary to consummate such transactions, or Purchaser's ability to satisfy its obligations under the Supply Agreements, whether or not resulting from or arising in connection with changes in economic, regulatory or political conditions, and (iv) Seller shall have received a certificate signed by an executive officer of Purchaser to the foregoing effect;

         (c) all Purchaser Required Consents, each of which shall be in form and substance reasonably satisfactory to Seller, shall have been obtained by Purchaser; provided that for purposes of this Section 9.2(c), it is understood and agreed that no requirement that Purchaser obtain consent to the transactions contemplated hereby from the lender group described on SCHEDULE 5.5 to the Purchaser Disclosure Schedule shall be considered a condition to Closing;

         (d) actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing to have been taken, made or obtained by Purchaser shall have been taken, made or obtained by Purchaser, except for any such actions or filings the failure to take, make or obtain would not reasonably be expected to have a Purchaser Material Adverse Effect;

         (e) Seller shall have received an opinion on behalf of Purchaser, dated as of the Closing Date, from counsel to Purchaser, in form and substance reasonably satisfactory to Seller;

         (f) Seller shall have received all documents it may reasonably request relating to the existence of Purchaser and the authority of Purchaser to enter into this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder, all in form and substance reasonably satisfactory to Seller; and

         (g) Seller shall be reasonably satisfied as to the continued employment of, or positions offered to, the Mt. Prospect Employees as of the Closing Date.

         SECTION 9.3. CONDITIONS TO OBLIGATIONS OF PURCHASER AND PARENT. The obligation of Purchaser and Parent to consummate the Closing is subject to the satisfaction or waiver in a writing (which waiver shall not be considered a waiver of any other provision of this Agreement unless it specifically so states) of the following further conditions:

         (a) The Real Property Lease Agreement, the Escrow Agreement, the Intellectual Property License Agreement, the Transition Services Agreement, the Supply Agreement, the Distribution Services Agreement, and the RMA Services Agreement, each in the form attached hereto, and each of the other Ancillary Agreements, shall have been executed and delivered by the parties thereto (other than Purchaser), shall be in full force and effect and all transactions thereunder contemplated to have been consummated on the Closing Date shall have been consummated, or shall be in a position to be consummated concurrently with the Closing;

         (b) (i) Seller shall have performed in all material respects its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of Seller contained in this Agreement (other than the representations and warranties contained in Section 4.14, which shall be updated to reflect any changes occurring between the date hereof and the Closing Date) ) and in any certificate or other writing delivered by Seller pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, (iii) since May 31, 2000, there shall have been no material adverse effect on (x) the business, liabilities, assets or condition (financial or otherwise) of the Acquired Operations, taken as whole, or the ability of the Acquired Operations to be operated after the Closing, except any such effect resulting from or arising in connection with changes in regulatory or political conditions or (y) Seller's ability to consummate the transactions contemplated hereby, including Seller's ability to satisfy its obligations under the Supply Agreements, whether or not resulting from or arising in connection with changes in economic, regulatory or political conditions and (iv) Purchaser shall have received a certificate signed by an officer of Seller to the foregoing effect;

         (c) subject to Section 2.5, all Seller Required Consents, each of which shall be in form and substance reasonably satisfactory to Purchaser, shall have been obtained by Seller;

         (d) actions by or in respect of or filings with any governmental body, agency, official or authority required to permit the consummation of the Closing to have been taken, made or obtained by Seller shall have been taken, made or obtained by Seller, except for any such actions or filings the failure to take, make or obtain would not reasonably be expected to have a Seller Material Adverse Effect.

         (e) Purchaser shall have received an opinion on behalf of Seller, dated as of the Closing Date, from counsel to Seller, in form and substance reasonably satisfactory to Purchaser;

         (f) Purchaser shall have received all documents it may reasonably request relating to the existence of Seller and the authority of Seller to enter into this Agreement and the Ancillary Agreements, and to perform its obligations hereunder and thereunder, all in form and substance reasonably satisfactory to Purchaser;

         (g) Seller shall have completed at or prior to the Closing Date testing, reasonably satisfactory to Purchaser, regarding the installation of a separate enterprise resource planning application, including a separate instance of SAP (systems, applications and products), for the support of the Acquired Operations during the period covered by the Transition Services Agreement, which shall be a direct copy of the Seller's SAP installation and which, together with access to Seller's distribution and shipping module, shall allow Purchaser to perform its distribution and shipping functions for Seller through the utilization of Seller's SAP system, which enterprise resource planning application shall be operation by the close of business on October 2, 2000;

         (h) Purchaser shall have received financing to consummate the purchase of the Acquired Assets on commercially reasonable terms in an amount not less than $75,000,000; and

         (i) any Permits that are necessary to operate the Acquired Operations and the failure to obtain such Permit will have a materially adverse effect on the Acquired Operations shall have been transferred to, or obtained by Seller on behalf of Purchaser, as the case may be, each in form and substance reasonably satisfactory to Purchaser; and

         (j) Purchaser shall have received the Purchaser Required Consent set forth as item 2 to SCHEDULE 5.5, and a lock up letter from Seller in form and substance reasonably satisfactory to Purchaser's underwriters.

                                   ARTICLE X
                            SURVIVAL; INDEMNIFICATION

         SECTION 10.1. SURVIVAL. The representations and warranties of the parties hereto contained in this Agreement, or in any certificate or other writing delivered pursuant hereto or in connection herewith (the "DOCUMENTS") shall survive the Closing until one year after the Closing Date; provided that the representations and warranties concerning tax matters and employee benefit matters shall survive until expiration of limitations applicable to the matters covered thereby (giving effect to any waiver, mitigation or extension thereof), if later. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         SECTION 10.2. INDEMNIFICATION.

         (a) Seller hereby indemnifies Parent, Purchaser and its Affiliates and its and their officers, directors and employees against and agrees to hold each of them harmless from any and all damage, loss, liability, obligation and expense (including, without limitation, reasonable expenses of investigation, cleanup, remediation and reasonable attorneys' fees and expenses in connection therewith arising out of any claim, damages, complaint, demand, cause of action, obligation, investigation, suit or other proceeding) ("DAMAGES") arising out of or relating to (w) any misrepresentation or breach of warranty made by Seller or the inaccuracy of any representation or warranty made by Seller in any Document,
(x) nonfulfillment of any agreement or covenant of Seller contained in any Document, (y) any Excluded Liability or Future Environmental Liability of Seller or (z) any liabilities arising from the failure of Seller to comply with Section 8.7; PROVIDED that (i) Seller shall not be liable under this Section 10.2 unless the aggregate amount of Damages with respect to all matters referred to in this
Section 10.2(a) exceeds $500,000 and then only to the extent of such excess and
(ii) Seller's maximum liability under this Section 10.2(a) shall not exceed $15,000,000; and provided further that the $500,000 minimum and the $15,000,000 limitation set forth above in this Section 10.2(a) shall not apply with respect to a misrepresentation or breach of warranty or the inaccuracy of any representation or warranty or any breach of covenant concerning Permitted Liens, tax matters, employee benefit matters (including the PTO Liability), finders' fees, confidentiality, matters described in Section 4.1(a) (Corporate Existence), 4.2 (Corporate Authorization), 4.8 (Licenses and Permits), 4.17 (Environmental Matters), or 8.6(a) as to a breach by Seller, or Excluded Liabilities, Future Environmental Liability of Seller, matters described in Sections 2.5 (Assignment of Contracts and Rights), or any Purchase Price Adjustment, nor to matters resulting directly from the fraud, intentional misconduct or gross negligence of Seller.

         (b) Purchaser and Parent hereby jointly and severally indemnify Seller and its Affiliates and its and their officers, directors and employees against and agrees to hold each of them harmless from any and all Damages arising out of or relating to (w) any misrepresentation or breach of warranty made by Purchaser or Parent or the inaccuracy of any representation or warranty made by Purchaser or Parent in any Document, (x) the nonfulfillment of any agreement or covenant of Purchaser or Parent contained in any Document, (y) any Assumed Liability or Future Environmental Liability of Purchaser, or (z) any liability described in
Section 7.4 (Intellectual Property); PROVIDED that (i) neither Purchaser nor Parent shall be liable under this Section 10.2(b) unless the aggregate amount of Damages with respect to all matters referred to in this Section 10.2(b) exceeds $500,000 and then only to the extent of such excess and (ii) the maximum liability of Purchaser and Parent under this Section 10.2(b) shall not exceed $15,000,000; and PROVIDED, FURTHER, that the $500,000 minimum and the $15,000,000 limitation set forth in this Section 10.2(b) shall not apply with respect to a misrepresentation or breach of warranty or the inaccuracy of any representation or warranty or any breach of covenant concerning tax matters, employee benefit matters, finders' fees confidentiality, matters described in
Section 5.2 (Corporate Authorization), 5.10 (Shares), 7.4 (Intellectual Property), or 8.6(a) as to a breach by Purchaser, or Assumed Liabilities, Future Environmental Liability of Purchaser, matters described in Sections 2.5 (Assignment of Contracts and Rights), any Purchase Price Adjustment or the Inventory Payment, nor to matters relating directly from the fraud, intentional misconduct or gross negligence of Purchaser or Parent.

         (c) Purchaser shall promptly notify Seller of its discovery of, or its receipt of any notice from a governmental agency or entity or other third party which alleges, a condition which may constitute a Preexisting Environmental Liability of Seller or Future Environmental Liability of Seller. In the event of any such discovery or notice, Seller shall be responsible for and control the investigation, remediation, and cleanup of any associated Hazardous Substances and the defense of any claims relating thereto; provided, however, that Seller shall perform (or make best efforts to insure that the parties who perform) the investigation, remediation, and cleanup obligations in a manner that does not materially interfere with Purchaser's use of the Real Property or the Facility. Unless otherwise required by Law, Purchaser shall not undertake the cleanup or removal of any Hazardous Substances which may constitute a Preexisting Environmental Liability of Seller or Future Environmental Liability of Seller without first obtaining the prior written approval of Seller, which approval may be withheld at the sole discretion of Seller.

         SECTION 10.3. PROCEDURES.

         (a) The party seeking indemnification under Section 10.2 (the "INDEMNIFIED PARTY") agrees to give prompt notice to the party against whom indemnity is sought (the "INDEMNIFYING PARTY") of the assertion of any claim, or the commencement of any suit, action or proceeding ("CLAIM") in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto that the Indemnifying Party may reasonably request. The failure to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have prejudiced the Indemnifying Party.

         (b) The Indemnifying Party shall be entitled to participate in the defense of any Claim asserted by any third party ("THIRD PARTY CLAIM") and, subject to the limitations set forth in this

Section, shall be entitled to control and appoint lead counsel reasonably satisfactory to the party seeking indemnification for such defense, in each case at its expense.

         (c) If the Indemnifying Party shall assume the control of the defense of any Third Party Claim in accordance with the provisions of this Section 10.3,
(i) the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which shall not be unreasonably withheld) before entering into any settlement of such Third Party Claim, if the settlement does not release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party and (ii) the Indemnified Party shall be entitled to participate in the defense of such Third Party Claim and to employ separate counsel of its choice for such purpose. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

         (d) Each party shall cooperate, and cause their respective Affiliates to cooperate, in the defense or prosecution of any Third Party Claim and shall furnish or cause to be furnished such records, information and testimony, and attend such conferences, discovery proceedings, hearing, trials or appeals, as may be reasonably requested in connection therewith.

         SECTION 10.4. DAMAGES. EXCEPT WITH RESPECT TO DAMAGES TO THIRD PARTIES UNDER INDEMNIFICATION OBLIGATIONS COVERED BY THIS AGREEMENT OR WITH RESPECT TO BREACH OF CONFIDENTIALITY OBLIGATIONS UNDER THIS AGREEMENT, NEITHER PARTY SHALL BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHER THEORY FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES INCLUDING WITHOUT LIMITATION LOST PROFITS IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT, IRRESPECTIVE OF WHETHER SUCH PARTY HAD ADVANCE NOTICE OR KNOWLEDGE OF THE POSSIBILITY OF SUCH DAMAGES.

         SECTION 10.5. ASSIGNMENT OF CLAIMS. If the Indemnified Party receives any payment from an Indemnifying Party in respect of any Damages pursuant to
Section 10.2 and the Indemnified Party could have recovered all or part of such Damages from a third party (a "POTENTIAL CONTRIBUTOR") based on the underlying Claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against the Potential Contributor as are necessary to permit the Indemnifying Party to recover from the Potential Contributor the amount of such payment; provided that in the event such third party is an insurer, the Indemnifying Party shall reimburse the Indemnified Party for any increased premium directly attributable to any such recovery of Damages.

         SECTION 10.6. EXCLUSIVITY. Subject to Section 13.11, after the Closing,
Section 10.2 will provide the exclusive remedy for any misrepresentation, breach of warranty, covenant or other agreement arising out of the Documents, except in connection with a claim for fraud or intentional misrepresentation.

                                   ARTICLE XI
                               REGISTRATION RIGHTS

         SECTION 11.1. REGISTRABLE SECURITIES. "REGISTRABLE SECURITIES" means the Shares (including any additional shares of capital stock of Purchaser issued in connection with any stock split, stock dividend, recapitalization or the like), provided, however, that the Shares shall cease to be Registrable Securities on the earlier of (i) the second anniversary of the Effective Date (as defined below) or (ii) such time as Seller is able to sell the Shares in their entirety within a single 90-day period under Rule 144 of the Securities Act.

         SECTION 11.2. REGISTRATION.

         (a) Parent shall prepare and file with the SEC on or before July 1, 2001, a registration statement in such form as is then available under the Securities Act covering the resale by Seller of the Registrable Securities (the "REGISTRATION STATEMENT") and shall use its commercially reasonable efforts to cause such Registration Statement to become effective as promptly as practicable (the date on which such Registration Statement becomes effective is herein referred to as the "EFFECTIVE DATE"); provided, however, that Seller shall provide all such information and materials and take all such action as may be required in order to permit Parent to comply with all applicable requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and to obtain any desired acceleration of the Effective Date, such provision of information and materials to be a condition precedent to the obligations of Parent pursuant to this
Article XI to register the Registrable Securities. The offering made pursuant to this Registration Statement shall not be underwritten and Seller acknowledges that other holders of common stock of Parent may exercise rights to have the Registration Statement cover their resale of shares of common stock of Parent.

         (b) Parent shall (i) use its commercially reasonable efforts to keep such Registration Statement effective until the sooner to occur of (A) the date on which all Registrable Securities included within such registration statement have been sold or (B) the first date following the Effective Date as to which no Registrable Securities exist as a result of the proviso to Section 11.1; (ii) prepare and file with the SEC such amendments to such Registration Statement and amendments or supplements to the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities registered by such Registration Statement; (iii) furnish to Seller such number of copies of any prospectus (including any preliminary prospectus and any amended, combined or supplemented prospectus) in conformity with the requirements of the Securities Act, and such other documents, as Seller may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered and sold, but only while Parent shall be required under the provisions hereof to cause the Registration Statement to remain effective; (iv) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as Seller shall reasonably request and cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Purchaser and do any and all other acts and things that may be reasonably necessary or advisable to enable Seller to consummate the disposition of the Registrable Securities owned by Seller (provided that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such jurisdiction where it has not been qualified) and do any and all other acts or things which may be necessary or advisable to enable Seller to consummate the public sale or other disposition of such Registrable Securities in such jurisdictions; (v) notify Seller, promptly after it shall receive notice thereof, of the date and time the Registration Statement and each post-effective amendment to such Registration Statement becomes effective or a supplement to any prospectus forming a part of such Registration Statement has been filed; (vi) subject to Section 11.2(c) and Section 11.3 below, promptly reissue, or promptly authorize and instruct its transfer agent to reissue, unlegended certificates at the request of Seller upon Seller's delivery of original certificates representing Registrable Securities tendered for sale pursuant to such effective Registration Statement, and to promptly respond to broker inquiries made of Parent in connection with such sales, in each case with a view to reasonably assisting Seller to complete such sale during such period of effectiveness.

         (c) Notwithstanding any other provision in this Agreement, during the 180-day period commencing on the Effective Date Seller shall not dispose of, transfer or sell (i) more than 20% of the number of Shares received by Seller on the Closing Date (adjusted to account for any stock splits, stock dividends, recapitalizations or similar adjustments after the Closing Date) (the "SHARE NUMBER") in any calendar month (the "MONTHLY SALE LIMIT") or (ii) more than 50% of the Share Number in any calendar quarter (the "QUARTERLY SALE LIMIT"); provided that if the Effective Date shall not have occurred by September 1, 2001, then the Monthly Sale Limit shall increase by 5% times the Share Number, and the Quarterly Sale Limit shall increase by 20% of the Share Number, for each month or portion thereof during which the Effective Date shall not have occurred. Seller acknowledges that Purchaser shall instruct its transfer agent not to process any transfers of Shares in violation of this Section 11.2(c).

         (d) Seller agrees that, in effecting any sale of the Shares pursuant to the Registration Statement, it shall with respect to each separate sale of Shares either (i) sell such Shares in a privately negotiated transaction not effected through any trading market or (ii) place a sale order with, and sell such Shares through, a single broker, dealer or other intermediary.

         SECTION 11.3. DELAY OR SUSPENSION OF PROSPECTUS. Parent may delay in having the Registration Statement declared effective and may restrict disposition of Registrable Securities pursuant to the Registration Statement following its effectiveness, and Seller will not be able to dispose of such Registrable Securities pursuant to the Registration Statement, if Parent shall have delivered a notice in writing to Seller stating that a delay in the disposition of such Registrable Securities is necessary because Parent, in its reasonable judgment, has determined in good faith that such sales would require public disclosure by Parent of material nonpublic information that is not included in such Registration Statement and that immediate disclosure of such information would be seriously detrimental to Parent. In the event of the delivery of the notice described above by Parent,

Parent shall use its commercially reasonable efforts to obtain such effectiveness or amend such Registration Statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow the proposed sale to take place as promptly as possible, subject, however, to the right of Parent to delay effectiveness or further sales of Registrable Securities until the conditions or circumstances referred to in the notice have ceased to exist or have been disclosed. Such right to delay effectiveness or sales of Registrable Securities shall not exceed 90 days in any 365-day period and no longer than 45 days as to any single delay (any such period of delay herein referred to as a "blackout period"); after the Registration Statement is declared effective, no blackout period may be imposed during the 15-day period following the date of effectiveness or the termination date of the last blackout period.

         SECTION 11.4. EXPENSES. All of the out-of-pocket expenses incurred in connection with any registration of Registrable Securities pursuant to this
Article XI, including, without limitation, all SEC, Nasdaq National Market and blue sky registration and filing fees, printing expenses, transfer agents' and registrars' fees, and the reasonable fees and disbursements of Parent's counsel and independent accountants shall be paid by Parent. Parent shall not be responsible to pay any legal fees for Seller or any selling expenses of Seller (including, without limitation, any broker's fees or commissions, including underwriter commissions).

         SECTION 11.5. INDEMNIFICATION.

         (a) In the event of any offering registered pursuant to this Article
XI:

                  (i) Parent will indemnify Seller, each of its officers, directors and partners and Seller's legal counsel and independent accountants, and each person controlling Seller within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article XI, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading, or any violation by Parent of any rule or regulation promulgated under the Securities Act, or state securities laws, or common law, applicable to Parent in connection with any such registration, qualification or compliance, and will reimburse (and advance the same to) Seller, each of its officers, directors and partners and Seller's legal counsel and independent accountants, and each person controlling Seller, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that Parent will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based in any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to Parent in an instrument duly executed by Seller and stated to be specifically for use therein; provided, however, that insofar as it relates to any such untrue statement, alleged untrue statement, omission or alleged omission made in a preliminary prospectus on file with the SEC at the time the Registration Statement becomes effective or the amended prospectus is filed with the SEC pursuant to Rule 424(b) (the "FINAL PROSPECTUS"), the provisions hereof shall not inure to the benefit of Seller, if Parent had complied with its obligations under this Article XI with respect to such Final Prospectus and a copy of the Final Prospectus was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, and if the Final Prospectus would have cured the defect giving rise to the loss, liability, claim or damage.

                  (ii) Seller will indemnify Parent, each of its directors and officers and its legal counsel and independent accountants, each person who controls Parent or such underwriter within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Parent, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Parent by an instrument duly executed by Seller and stated to be specifically for use therein; provided, however, that the obligations of Seller hereunder shall be limited to an amount equal to the net proceeds received by Seller of Registrable Securities actually sold as contemplated herein.

         (b) Each party entitled to indemnification under this Article XI (the "SECURITIES INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "SECURITIES INDEMNIFYING PARTY") promptly after such Securities Indemnified Party has written notice of any claim as to which indemnity may be sought, and shall permit the Securities Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Securities Indemnified Party (whose approval shall not be unreasonably withheld), and the Securities Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Article XI except to the extent the Securities Indemnifying Party is materially prejudiced thereby; provided that if the Securities Indemnified Party has claims against the Securities Indemnifying Party or otherwise has claims or defenses different from or in addition to those of the Securities Indemnifying Party, the Securities Indemnified Party may retain counsel of its own choice, and the reasonable fees and expenses of such counsel shall be paid by the Securities Indemnifying Party. No Securities Indemnifying Party, in the defense of any such claim or litigation, shall, (i) except with the consent of each Securities Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter any settlement or (ii) consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Securities Indemnified Party of a release from all liability in respect to such claim or litigation.

         (c) The obligations of Parent and Seller under this Section 11.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this Article XI and otherwise.


                                   ARTICLE XII
                                   TERMINATION

         SECTION 12.1. GROUNDS FOR TERMINATION. This Agreement may be terminated at any time prior to the Closing:

         (a) by mutual written agreement of Seller and Purchaser,

         (b) In the event that the Closing shall not have occurred as a result of the occurrence of (i) the failure to fulfill a condition to the performance of the obligations of the other party or to perform a covenant of this Agreement, or (ii) the breach of any representation or warrant or agreement contained herein (any such event occurring under subsection (i) or (ii) being a "BREACH"), if the Breach is not susceptible to cure within a reasonable time, using commercially reasonable efforts ("CURABLE") this Agreement shall terminate on the earlier of (x) the date on which the Non-breaching Party elects to terminate and (y) December 31, 2000. If the Breach is Curable, the party not responsible for the Breach (the "NON-BREACHING PARTY") shall give the other party (the "BREACHING PARTY") notice as to whether it would like the Breaching Party to cure such Breach (if no such notice is given on or before November 15, 2000, this Agreement shall terminate on such date). If the Non-Breaching Party elects the Breach not be cured, this Agreement shall terminate immediately. If the Non-Breaching Party elects for the Breach to be cured, the Breaching Party shall take commercially reasonable effort to cure such Breach. If the Non-Breaching Party elects to terminate this Agreement after giving such notice, it shall reimburse the Breaching Party for the Breaching Party's reasonable expenses incurred in attempting to cure such Breach. If the Breach is cured, the Non-Breaching Party may not thereafter terminate this Agreement as a result of such Breach and the parties shall use commercially reasonable efforts to consulate the Closing promptly after such cure. In the event that no Breach has occurred and the Closing has not occurred by October 31, 2000, this Agreement shall terminate on such date.

         (c) by either Seller or Purchaser if consummation of the transactions contemplated hereby would violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

         (d) by either Seller or Purchaser in the event of any action by the Board of Directors of the other to withdraw or modify its approval of this Agreement or the transactions contemplated hereby.

         The party desiring to terminate this Agreement pursuant to clauses 12.1
(b), (c) or (d) shall give notice of such termination to the other party.

         SECTION 12.2. EFFECT OF TERMINATION. If this Agreement is terminated as permitted by Section 12.1, such termination shall be without liability of either party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party to this Agreement; provided that if such termination shall result from the (i) failure of either party to fulfill a condition to the performance of the obligations of the other party,
(ii) failure to perform a covenant of this Agreement or (iii) breach by either party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all Damages incurred or suffered by the other party as a result of such failure or breach to the extent provided in this Agreement.

         SECTION 12.3. PROCEDURE UPON TERMINATION. In the event of termination of this Agreement by Purchaser or Seller or by both Purchaser and Seller pursuant to Section 12.1 hereof, written notice thereof shall forthwith be given to the other party or parties hereto and the transactions contemplated herein shall be abandoned without further action by Purchaser or the Seller. In addition, if this Agreement is terminated as provided herein:

         (a) Each party will redeliver (or destroy, if agreed to by the other party or if such party requests that they may destroy, and such request is unreasonably denied by the other party) all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

         (b) The confidentiality of all information of a confidential nature received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall be maintained in accordance with the Nondisclosure Agreement, which shall survive termination of this Agreement.


                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Seller, to:

                  3Com Corporation
                  5400 Bayfront Plaza
                  Santa Clara, CA 95052
                  Attention:     Randy Heffner
                  Telecopy:      408-326-6465
                  Telephone:     408-326-5760

                  with a copy to:

                  3Com Corporation
                  5400 Bayfront Plaza
                  Santa Clara, CA 95052
                  Attention:     General Counsel
                  Telecopy:      408-326-6434
                  Telephone:     408-326-5000

                  and

                  Wilson Sonsini Goodrich & Rosati
                  650 Page Mill Road
                  Palo Alto, California 94034
                  Attention:     Kathleen B. Bloch, Esq.
                  Telecopy:      650-493-6811
                  Telephone      650-493-9300

         if to Purchaser or Parent, to:

                  Manufacturers' Services Limited
                  300 Baker Avenue
                  Concord, MA 01742
                  Attention:     Albert A. Notini
                  Telecopy:      978-287-5630
                  Telephone:     978-371-5455

                  with a copy to:

                  Manufacturers' Services Limited
                  300 Baker Avenue
                  Concord, MA 01742
                  Attention:     General Counsel
                  Telecopy:      978-287-5630
                  Telephone:     978-371-5455

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                  and:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention:  Jay E. Bothwick, Esq.
                  Telecopy:      617-526-6000
                  Telephone:     617-526-5000

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 13.2. AMENDMENTS AND WAIVERS.

         (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any or other further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 13.3. EXPENSES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; it being understood that all such costs and expenses of the Acquired Operations shall be paid by the Seller and not the Acquired Operations.

         SECTION 13.4. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED, that no party may assign its rights or obligations hereunder without the prior written consent of Seller, in the case of Purchaser or Parent, or Purchaser, in the case of Seller, except that
(i) Purchaser (but not Parent) may transfer its rights hereunder to an Affiliate of Purchaser, so long as such Affiliate assumes all obligations hereunder; (ii) either of Purchaser or Parent may assign its rights to the proceeds of any indemnification payments or purchase price adjustments under this Agreement to any lenders providing the financing described in Section 9.3(h), as collateral for its obligations to such lenders and (iii) Seller may assign its rights hereunder by operation of law or otherwise in connection with a merger of Seller with or into another Person or the sale of all or substantially all of the assets of Seller.

         SECTION 13.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

         SECTION 13.6. COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         SECTION 13.7. ENTIRE AGREEMENT; SEVERABILITY. This Agreement, together with the Ancillary Agreements and the Nondisclosure Agreement, constitute the entire agreement between the parties hereto and any of such parties' respective affiliates with respect to the subject matter of this Agreement and supersedes all prior communications, agreements and understandings, both oral and written, with respect to the subject matter of this Agreement. If at any time subsequent to the date hereof any term or provision of this Agreement shall be determined to be partially or wholly illegal, void or unenforceable, such provision shall be of no force and effect to the extent so determined, but the illegality or unenforceability of such term or provision shall have no effect upon and shall not impair the legality or enforceability of any other term or provision of this Agreement.

         SECTION 13.8. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 13.9. DISCLOSURE SCHEDULES. The parties acknowledge and agree that (i) the Schedules to this Agreement may include certain items and information solely for informational purposes for the convenience of the parties and (ii) the disclosure by a party of any matter in the Schedules shall not be deemed to constitute an acknowledgment by the other party that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Schedule identifies the exception with reasonable particularity. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         SECTION 13.10. REPRESENTATION BY COUNSEL; INTERPRETATION. Seller, Purchaser and Parent each acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of Seller, Purchaser and Parent.

         SECTION 13.11. OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 13.12. CONSENT TO JURISDICTION. Each of the parties agrees that all actions, suits or proceedings arising out of or based upon this Agreement or the subject matter hereof shall be brought and maintained exclusively in the state or federal courts located in the State of New York. Each of the parties by execution hereof (i) hereby irrevocably submits to the jurisdiction of the state and federal courts located in the Borough of Manhattan, City of New York, State of New York for the purpose of any action, suit or proceeding arising out of or based upon this Agreement or the subject matter hereof and (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named court, that it is immune from extraterritorial injunctive relief, that his or its property is exempt or immune from attachment or execution, that any such action, suit or proceeding may not be brought or maintained in the above-named court should be dismissed on the grounds of forum non conveniens, should be transferred to any court other than the above-named court, should be stayed by virtue of the pendency of any other action, suit or proceeding in any court other than the above-named court, or that this Agreement or the subject matter hereof may not be enforced in or by the above-named court. Each of the parties hereto hereby consents to service of process in any such suit, action or proceeding in any manner permitted by the laws of the State of New York, agrees that service of process by registered or certified mail, return receipt requested, at the address specified in or pursuant to Section 13.1 hereof is reasonably calculated to give actual notice and waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, suit or proceeding any claim that service of process made in accordance with Section
13.1 hereof does not constitute good and sufficient service of process. The provisions of this Section 13.13 shall not restrict the ability of any party to enforce in any court any judgment obtained in the state or federal courts located in the State of New York.

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         SECTION 13.13. WAIVER OF JURY TRIAL. Each of Seller, Purchaser and
Parent hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this agreement or the subject matter hereof.

         SECTION 13.14. SURETYSHIP WAIVERS. Parent hereby expressly waives (a) diligence, presentment, demand for payment, acceptance or protest under this Agreement or any of the Documents; (b) discharge due to the disability of Purchaser with respect to its obligations under this Agreement or any of the Documents; (c) any requirement that Seller exhaust any right, power or remedy or proceed against Purchaser or any other Person that may be liable for any obligations of Purchaser hereunder and (d) notice of acceptance of its obligations under this Agreement and the other Documents and notice of non-performance by Purchaser. Parent specifically agrees that it shall not be necessary or required, and Parent shall not be entitled to require, that Seller
(i) file suit or proceed to assert any claim for personal judgement against Purchaser in respect of any Damages; (ii) make any effort at collection, enforcement or recovery of all or any part of the Damages from Purchaser; or
(iii) exercise or assert any other right or remedy to which Seller is or may be entitled in connection with any such Damages. Following the Closing Date, Purchaser and Seller may amend or modify this Agreement or any of the Documents, or settle or comprise any claim hereunder or thereunder, without consent of or notice to Parent. Parent assumes all responsibility for keeping apprised of the financial condition of Purchaser and its performance under this Agreement and the Documents. To the extent any of the following are deemed applicable, Parent expressly waives, to the extent permitted by law, the benefit of California Civil Code Sections 2809, 2810, 2819, 2839, 2845, 2848, 2849, 2850, 2899 and
1432.

         IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                          SELLER:
                                          3COM CORPORATION



                                          By: /s/ Randy R. Heffner
                                              ---------------------------------
                                              Name:  Randy R. Heffner
                                              Title: Senior Vice President,
                                                     Manufacturing Operations



                                          PURCHASER:
                                          MANUFACTURERS' SERVICES
                                             SALT LAKE CITY OPERATIONS, INC.



                                          By: /s/ Robert E. Donahue
                                              ---------------------------------
                                              Name:  Robert E. Donahue
                                              Title: President



                                          PARENT:
                                          MANUFACTURERS' SERVICES LIMITED



                                          By: /s/ Kevin C. Melia
                                              ---------------------------------
                                              Name:  Kevin C. Melia
                                              Title: Chief Executive Officer





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